UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 1, 2009
TOMOTHERAPY INCORPORATED
(Exact name of registrant as specified in its charter)

Wisconsin	001-33452	39-1914727

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1240 Deming Way Madison, Wisconsin	53717

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (608) 824-2800
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On December 1, 2009, TomoTherapy Incorporated (the “Company”) entered into an Amended and Restated Loan Agreement (the “Loan Agreement”) with M&I Marshall & Ilsley Bank (the “Bank”) and executed an Amended and Restated Promissory Note (the “Note”), in favor of the Bank. The Note amends, restates and replaces that certain promissory note in the principal amount of $50 million executed by the Company and payable to the Bank, dated December 1, 2008. The Loan Agreement amends, restates and replaces that certain loan agreement by and between the Company and the Bank, dated as of December 1, 2007.
The principal amount of the revolving credit facility is $40 million based on the Company maintaining certain tangible net worth and EBITDA. In the event tangible net worth and EBITDA values are not maintained at specified levels, at the end of each calendar quarter the Bank may make corresponding adjustments in the principal amount of the credit facility to a minimum of $20 million. The Note bears interest at the one-month British Bankers Association LIBOR plus an interest margin of 2.25%, adjusted based on monthly changes to such index, and payable monthly. The credit facility expires on November 30, 2010 and is secured by the Company’s deposit accounts. The facility requires the Company to maintain a minimum tangible net worth, a certain ratio of total liabilities to tangible net worth, and a certain value of cash and short-term investments. The Company may be considered in default upon a material adverse change in the Company’s financial condition, upon a change in ownership of 25% or more of the common stock of the Company, or if the Bank believes the prospect of payment or performance of the facility is impaired. In the event substantially all of the assets of the Company are sold, the Note will be due and payable.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Number	Description
10.1 *	Loan Agreement dated December 1, 2009 between the Company and M&I Marshall & Ilsley Bank

10.2 *	Promissory Note dated December 1, 2009 by the Company in favor of M&I Marshall & Ilsley Bank

*	Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from the exhibit to this current report on Form 8-K and submitted separately to the SEC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOMOTHERAPY INCORPORATED
Dated: December 2, 2009	By:	/s/ Thomas E. Powell
Thomas E. Powell
Chief Financial Officer

EXHIBIT INDEX

Number	Description
10.1 *	Loan Agreement effective December 1, 2009 between the Company and M&I Marshall & Ilsley Bank

10.2 *	Promissory Note effective December 1, 2009 by the Company in favor of M&I Marshall & Ilsley Bank

*	Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from the exhibit to this current report on Form 8-K and submitted separately to the SEC.